UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025

THE MARQUIE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North, Suite 4887 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

                                             N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2025, Marc Angell and Jacquie Angell (the “Sellers”) entered into a Purchase Agreement, as amended (the “Purchase Agreement”), with GetGolf.com, LLC (“GetGolf”), pursuant to which the Company acquired certain golf-related operating and technology assets in exchange for (i) the acquisition by GetGolf of certain ‘control shares’, and (ii) the divestment of certain legacy interests associated with the Company’s business operations, for an aggregate purchase price of $500,000, payable over a twelve (12) month period (the “GetGolf Transaction”).

Pursuant to the Purchase Agreement and related transaction documents, GetGolf acquired from Marc and Jacquie Angell:

(i)	200 shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carried 80% of the voting power of all classes of the Company’s voting stock at all times;

(ii)	that certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(iii)	666,700 shares of the Company’s common stock previously held by the Angell Family Trust, which shares were returned to the Company’s treasury and cancelled in connection with the transaction.

In connection with the consummation of the GetGolf Transaction:

•	On October 20, 2025, all outstanding 200 Series A Shares were returned to the Company’s treasury and simultaneously reissued in the aggregate to Jeff Foster and Kelly L. Kirchhoff, as follows: 67 Series A Shares to Mr. Foster, and 133 Series A Shares to Mr. Kirchhoff. Each of Mr. Foster and Mr. Kirchhoff the Company’s Board of Directors effective as of that date, and Mr. Foster was appointed Chairman of the Board and Chief Executive Officer.

•	As a result of the reissuance of the Series A Shares, Mr. Foster and Mr. Kirchhoff, collectively control 80% of the voting power of the Company’s outstanding capital stock. Through these governance changes and related arrangements, GetGolf, effectively obtained control over the Company and may unilaterally control the vote on all shareholder matters including the appointment of members of the Company’s Board of Directors.

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•	Marc Angell resigned as Chief Executive Officer effective October 20, 2025 and entered into a transitional services agreement, pursuant to which he now serves as our Secretary, Treasurer and Chief Financial Officer for an initial 12-month term providing transitional, operational and strategic support for approximately 20 hours per month.

•	In connection with the Company’s strategic realignment, 100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell. This transfer included all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business.

•	GetGolf assigned and transferred to the Company all of its right, title, and interest in certain golf-related assets and businesses, including (i) “Stand By Golf,” a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, and enhance golfer engagement, and “(ii) Mountain Brook Golf Club, and Apache Creek Golf Club, each of which is a full-service, revenue-producing golf course, These assets position the Company to pursue a focused strategy centered on golf-related technology, operations, and lifestyle assets.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, filed herewith as Exhibit 10.1.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 20, 2025, the Company completed a series of transactions pursuant to the Purchase Agreement by and among Marc Angell and Jacquie Angell and GetGolf.

Under the terms of the Purchase Agreement, GetGolf agreed to purchase from Marc and Jacquie Angell for an aggregate purchase price of $500,000, payable over 12 months:

(i)	200 shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carry 80% of the total voting power of the Company’s outstanding voting securities;

(ii)	that certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(iii)	666,700 shares of the Company’s common stock held by the Angell Family Trust, which shares were returned to treasury and cancelled as of the closing of the Purchase Agreement.

Immediately following the closing of the Purchase Agreement, in accordance with its terms:

•	All 200 Series A Shares were returned to the Company’s treasury and reissued in the aggregate to two individuals designated by GetGolf – Jeff Foster (67 Series A Shares) and Kelly L. Kirchhoff (133 Series A Shares) – in connection with their simultaneous appointments as directors of the Company effective October 20, 2025.

•	Jeff Foster was appointed Chairman of the Board and Chief Executive Officer of the Company, and Kelly L. Kirchhoff was appointed as a Director of the Company.

•	Marc Angell resigned as Chief Executive Officer and was appointed to serve as the Company’s interim Secretary, Treasurer and Chief Financial Officer, and as consultant for an initial term of 12 months pursuant to the Purchase Agreement.

The reissuance of the Series A Shares to Mr. Foster and Mr. Kirchhoff resulted in the transfer of 80% voting control of the Company, and therefore the consummation of the Purchase Agreement constitutes a change in control under applicable SEC rules.

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Acquired and Disposed Assets

Under the Purchase Agreement:

•	The Company disposed of no assets directly; however, the Series A Shares and Angell Note transferred were owned by Marc and Jacquie Angell personally and not by the Company.

•	GetGolf assigned and transferred to the Company all rights, title and ownership interests in the following assets:

o	“Stand By Golf”, a proprietary golf technology and reservation system.

o	“Mountain Brook Golf Club”, a full-service, revenue-producing golf course operation.

o	“Apache Creek Golf Club”, a second full-service, owned and operated golf course property

These assets consist of real property, intellectual property and certain related business rights associated with golf courses and golf-related marketing, services, technology and branding.

•	100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell, including all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business.

As a result of the foregoing transactions, GetGolf, acting through its designees (Mr. Foster and Mr. Kirchhoff), obtained effective voting and board control of the Company as of October 20, 2025.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto.

FORM 10 DISCLOSURES

We are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that the information provided below relates to the combined enterprises of the Company and GetGolf, after the Purchase Agreement has been consummated, except that information relating to periods prior to the date of the Purchase Agreement only relate to GetGolf, unless otherwise specifically indicated.

Information in response to this Item 2.01 below generally follows the format of Form 10.

BUSINESS

Business Overview

Our corporate office is located at The Marquie Group, Inc., 7901 4th Street North, Suite 4887, St. Petersburg, Florida, 33702, telephone, (800) 351-3021. As the company continues to grow, the facilities and employment-related expenses will likely increase significantly.

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The Marquie Group, Inc. (“The Marquie Group,” “TMGI,” the “Company,” “we,” “us,” or “our”) is an emerging direct-to-consumer marketing and media company that operates at the intersection of broadcast audio, health and beauty products, and lifestyle-oriented brands. Through our subsidiaries and strategic holdings, we combine a syndicated radio network, digital streaming, proprietary intellectual property, and a growing portfolio of branded consumer products to reach and monetize niche but passionate audiences.

As of May 31, 2025, our core activities were conducted through two principal operating segments, each of which is also a reportable segment:

1.       Broadcast – consisting primarily of our Music of Your Life® syndicated radio network and associated audio and digital content; and

2.       Health and Beauty – focused on our strategic investment in Simply Whim, Inc. (“Simply Whim” or “Whim”), a direct-to-consumer skincare and nutritional supplements brand.

We manage these operations with a lean corporate structure. At the parent-company level, The Marquie Group provides corporate governance, finance, capital markets access, and strategic direction, while the Broadcast and Health and Beauty segments operate with significant functional autonomy but share cross-promotion, marketing and brand-building synergies.

Subsequent Events – Purchase Agreement with GetGolf.com

On October 20, 2025, Marc Angell and Jacquie Angell (the “Sellers”) entered into a Purchase Agreement, as amended (the “Purchase Agreement”), with GetGolf.com, LLC (“GetGolf”), pursuant to which the Company acquired certain golf-related operating and technology assets in exchange for (i) the acquisition by GetGolf of certain ‘control shares’, and (ii) the divestment of certain legacy interests associated with the Company’s business operations, for an aggregate purchase price of $500,000, payable over a twelve (12) month period (the “GetGolf Transaction”).

Pursuant to the Purchase Agreement and related transaction documents, GetGolf acquired from Marc and Jacquie Angell:

(iv)	200 shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carried 80% of the voting power of all classes of the Company’s voting stock at all times;

(v)	that certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(vi)	666,700 shares of the Company’s common stock previously held by the Angell Family Trust, which shares were returned to the Company’s treasury and cancelled in connection with the transaction.

In connection with the consummation of the GetGolf Transaction:

•	On October 20, 2025, all outstanding 200 Series A Shares were returned to the Company’s treasury and simultaneously reissued in the aggregate to Jeff Foster and Kelly L. Kirchhoff, as follows: 67 Series A Shares to Mr. Foster, and 133 Series A Shares to Mr. Kirchhoff. Each of Mr. Foster and Mr. Kirchhoff the Company’s Board of Directors effective as of that date, and Mr. Foster was appointed Chairman of the Board and Chief Executive Officer.

•	As a result of the reissuance of the Series A Shares, Mr. Foster and Mr. Kirchhoff, collectively control 80% of the voting power of the Company’s outstanding capital stock. Through these governance changes and related arrangements, GetGolf, effectively obtained control over the Company and may unilaterally control the vote on all shareholder matters including the appointment of members of the Company’s Board of Directors.

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•	Marc Angell resigned as Chief Executive Officer effective October 20, 2025 and entered into a transitional services agreement, pursuant to which he now serves as our Secretary, Treasurer and Chief Financial Officer for an initial 12-month term providing transitional, operational and strategic support for approximately 20 hours per month.

•	In connection with the Company’s strategic realignment, 100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell. This transfer included all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business.

•	GetGolf assigned and transferred to the Company all of its right, title, and interest in certain golf-related assets and businesses, including (i) “Stand By Golf,” a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, and enhance golfer engagement, and “(ii) Mountain Brook Golf Club, and Apache Creek Golf Club, each of which is a full-service, revenue-producing golf course, These assets position the Company to pursue a focused strategy centered on golf-related technology, operations, and lifestyle assets.

Although the GetGolf Transaction occurred after the close of the fiscal year covered by this report, it represents a significant subsequent event that is expected to influence our ownership structure, governance, and forward-looking strategic direction. The historical business description below reflects our operations as of May 31, 2025, while the strategic narrative incorporates the expected impact of the GetGolf Transaction on a go-forward basis.

Corporate Information and Segment Overview

The Marquie Group, Inc. was incorporated on January 30, 2008 in the State of Florida. The Company has operated under several names and business models, including Maximum Consulting, Inc. and ZhongSen International Tea Company, before transitioning into the broadcast and branded-products space through the acquisition of Music of Your Life, Inc. in 2013 and our subsequent merger and name change to The Marquie Group, Inc. in 2018.

Our business model to date has comprised of:

•	Ownership and operation of audio programming and distribution assets, primarily through Music of Your Life;

•	Strategic investment in and collaboration with consumer health and beauty brands, primarily through Simply Whim;

•	Leveraging broadcast media, digital channels, and social media to promote owned and affiliated brands; and

•	Beginning with the GetGolf Transaction, expanding into golf course operations and golf-related lifestyle brands and technology-enabled platforms, which we believe are complementary to our existing media and audience-engagement capabilities.

We evaluate each reportable segment based on revenue growth, operating margin, and the strategic value of the audience and data it creates. Certain corporate-level functions, such as finance, legal, public company reporting, and capital markets, are managed centrally at the parent level and are not allocated to individual segments.

Broadcast Segment – Music of Your Life®

Our Broadcast segment is anchored by Music of Your Life®, which we believe is one of the longest continuously running syndicated music radio networks in the world. Since its launch in 1978, Music of Your Life® has delivered more than 400,000 hours of continuous programming featuring the Great American Songbook and Adult Standards, along with later-decade hits that appeal to our core demographic.

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Music of Your Life programming is distributed 24 hours a day, 7 days a week to AM, FM and HD terrestrial radio stations in the United States on an advertising barter and/or monthly subscription basis. We also simulcast the same programming globally via the internet, reaching listeners in more than 90 countries through our website and a variety of digital platforms and aggregators. Our model provides:

•	Local reach through terrestrial affiliates, which typically grant us three minutes per hour of network commercial time under barter arrangements, and

•	National and international reach via our streaming channels, where we have up to 12 minutes per hour of advertising inventory.

•	Our revenue model in this segment includes:

•	the sale of network advertising inventory on our Music of Your Life feed;

•	fees from affiliate stations under monthly syndication arrangements;

•	digital audio advertising on our streams and related online properties; and

•	promotional collaborations and sponsorships with brands that align with our demographic.

A key asset of the Broadcast segment is our extensive music catalogue, which includes more than 100,000 titles, many of which were originally sourced from LPs, reel-to-reel tapes and CDs, and have been digitized into WAV, MP3, AIFF and FLAC formats. We continue to invest in improved, lossless audio formats such as FLAC to deliver a high-fidelity listening experience that we believe differentiates our network from free streaming alternatives.

Our technical infrastructure is designed to support reliable, high-quality distribution, including broadcast automation systems, Barix internet audio distribution technology, and high-availability hosting and networking resources.

As a result of the Purchase Agreement, 100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell, including all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business, including the well-known Music of Your Life® trademark. As a result, we will cease operations of the Company’s “Music of Your Life” broadcast segment, unless and until current management deems it in the Company’s best interests to enter into further negotiations with Marc and Jacquie Angell to continue its broadcast segment.

Health and Beauty Segment – Simply Whim®

Our Health and Beauty segment is driven by our 25% ownership interest in Simply Whim, Inc., a direct-to-consumer brand that markets skincare and nutritional supplements under the Whim® and related marks. Simply Whim focuses on “Inner Health & Outer Beauty,” offering products that are free of parabens, phthalates, sulfates, artificial colors and dyes, and that are cruelty-free, gluten-free and vegan-friendly.

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Simply Whim sells its products primarily through:

•	its own website, simplywhim.com;

•	selected third-party online marketplaces, including Amazon and Public Square; and

•	advertising and promotional campaigns leveraging our Music of Your Life® network and our social media channels.

Our strategic role with Whim includes:

•	supporting marketing and brand positioning through radio and digital advertising;

•	assisting with growth capital via equity line facilities and S-1 registrations; and

•	leveraging our health-conscious listening audience to drive product awareness and trial.

We believe that consumer demand for safer, more transparent beauty and wellness products continues to grow, and that the Whim® brand is well-positioned to benefit from that secular trend. The settlement and coexistence agreement entered into on May 10, 2024 with Ulta Beauty regarding the Whim trademark further enhances the strategic value of the brand by clarifying its permissible use and allowing us to broaden our product offerings.

Golf-Related Assets and Strategic Direction Post-GetGolf Transaction

GetGolf is led by industry veteran Jeff Foster. Mr. Foster’s professional background includes founding Arizona Fairways Magazine and Arizona Golf and Travel, as well as decades of experience in the golf industry, including golf course operations, golf-related media and marketing systems.

As part of the acquisition of GetGolf, Inc., the Company acquired a vertically integrated portfolio of golf-related assets consisting of (i) proprietary golf technology and reservation systems and (ii) owned and operated destination golf course properties. These assets are collectively designed to create a scalable golf operation, booking, and customer-engagement ecosystem.

While these golf-related assets were not part of our operations during the fiscal year ended May 31, 2025, we expect that, under the leadership of our new Board and management team, we will explore ways to:

Stand By Golf

Stand By Golf™ is a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, monetize unused tee times, and enhance golfer engagement. The system functions as both a consumer-facing marketplace and an enterprise-level golf course management tool.

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Key components and functionality include:

•         Dynamic Tee-Time Reservation Engine. Allows real-time booking of tee times across participating courses, including yield-optimized pricing based on demand, weather, off-peak windows, and last-minute inventory;

•         Revenue Optimization & Standby Pricing Model. The platform enables “stand-by” or distressed inventory monetization, allowing golf courses to convert unused tee times into revenue through algorithmic discounting without eroding premium brand pricing.

•         Course Operations & Capacity Management. Integrated tools for course operators to manage availability, pace-of-play intervals, staffing needs, and daily revenue forecasting.

•         Golfer Account & Loyalty Ecosystem. Includes customer profiles, repeat-play rewards, membership integration, promotional offers, and data-driven marketing tools.

•         Enterprise Integration Capabilities. Designed to integrate with point-of-sale systems, access control, payment processing, customer relationship management (CRM), and future tokenized loyalty or rewards platforms.

•         Scalable Licensing & White-Label Potential. The Stand By Golf platform is structured for:

o    Software-as-a-Service (SaaS) licensing to third-party golf operators,

o    White-label implementations for resort chains,

o    Enterprise B2B partnerships with golf management companies.

This technology asset represents a high-margin, scalable digital infrastructure layer capable of generating recurring subscription revenue, transaction fees, advertising revenue, and data-driven marketing monetization independent of physical course ownership.

Mountain Brook Golf Club

Mountain Brook Golf Club is an 18-hole, par-71 championship golf course located in Gold Canyon, Arizona, at the base of the Superstition Mountains. The course is defined by its dramatic desert-mountain setting, with panoramic views, elevation changes, and natural desert vegetation framing much of the layout. Playing distances range from approximately 5,100 to 6,700 yards across multiple tee boxes, making the course accessible to recreational players while still offering a strategic challenge for more experienced golfers.

The layout blends traditional target-style golf with desert terrain and water features, including lakes on the back nine that introduce risk-reward shot opportunities. Bunkers, elevation shifts, and contoured greens emphasize accuracy, club selection, and course management over raw distance. The result is a balanced playing experience that accommodates steady daily play, repeat local golfers, and destination visitors seeking scenic desert golf.

Mountain Brook is a full-service facility offering a driving range, putting green, practice areas, pro shop, golf cart and club rentals, and a clubhouse with food-and-beverage service. The club supports public play, memberships, tournaments, leagues, and group outings, allowing it to generate revenue across green fees, practice facilities, retail sales, food and beverage, and event activity. Its public-play structure and flexible tee-time availability provide strong utilization potential throughout the year.

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From an ownership and strategic standpoint, Mountain Brook represents a stable, revenue-producing golf operation with meaningful upside from operational optimization and technology integration. The course’s layout, daily-play volume, and event capabilities make it well-suited for yield-management and reservation platforms such as Stand By Golf™, enabling dynamic pricing, utilization enhancement, and data-driven marketing. Its scenic branding, diversified revenue base, and community engagement position it as both a dependable operating asset and a valuable cornerstone within a vertically integrated golf technology and golf-course ownership portfolio.

The course generates revenue from:

•         Green fees and tee-time bookings

•         Memberships and seasonal passes

•         Pro shop retail sales

•         Food and beverage operations

•         Tournaments, outings, and corporate events

In addition to its direct operating income, Mountain Brook Golf Club serves as a strategic asset for:

•         Demonstrating the real-world revenue optimization benefits of the Stand By Golf reservation and yield-management system,

•         Developing course-specific analytics and demand modeling,

•         Creating proprietary operating data to improve the broader platform’s performance across third-party course deployments.

Apache Creek Golf Club

Apache Creek Golf Club is an 18-hole, par-71 public championship course located in Apache Junction, Arizona. Opened in 1994, the course offers a traditional desert-style design that blends turf fairways with natural desert landscapes framed by striking mountain backdrops. The layout emphasizes accuracy over distance, with transitional desert areas penalizing errant tee shots and smaller greens demanding precision on approach. With yardages ranging from approximately 5,300 to 6,363 yards depending on tees, the course appeals to a wide range of players, from casual golfers to more experienced enthusiasts seeking an affordable but challenging round.

The facility provides a full suite of amenities, including a large driving range with shaded hitting areas, multiple putting greens, a short-game area with bunker practice, and a full-service pro shop offering equipment, apparel, and rentals. The on-site Bar & Grill and covered patio support food-and-beverage revenue while enhancing the golfer and event experience. Apache Creek also hosts men’s and women’s clubs, leagues, and regular tournaments, fostering a strong sense of community and anchoring repeat play throughout the year. Tee times are available online, and the property’s value-driven pricing strategy positions it competitively within the greater Phoenix/Apache Junction golf market.

From an ownership perspective, Apache Creek represents a diversified, revenue-producing golf operation with income streams from green fees, memberships, practice facilities, retail sales, food and beverage, and tournaments. Its existing online booking structure makes it well-suited for integration with reservation and yield-management technology platforms such as Stand By Golf™, potentially enhancing tee-time monetization, dynamic pricing, and data-driven course management. The course’s accessible design, established customer base, and full-service amenities strengthen its role as both a standalone operating asset and a strategic testing ground for technology-enabled golf operations.

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Overall, Apache Creek Golf Club offers a compelling blend of stable, community-driven golf operations and scalable technology-integration potential. Its established presence, consistent local demand, and operational flexibility make it a valuable component within a vertically integrated golf technology and golf-course ownership portfolio.

Apache Creek further expands the Company’s geographic footprint, golfer user base, and operational dataset, enabling:

•         Cross-market demand comparisons,

•         Regional pricing analytics,

•         Multi-property marketing strategies using the Stand By Golf ecosystem.

Strategic Integration of Technology and Physical Golf Assets

Collectively, the Stand By Golf platform, Mountain Brook Golf Club, and Apache Creek Golf Club create a vertically integrated golf technology and operations model, enabling the Company to:

•         Control both software infrastructure and physical course performance,

•         Develop proprietary analytics across owned and third-party golf assets,

•         Monetize golfer data, booking behavior, and loyalty engagement,

•         Expand through:

o    Additional course acquisitions,

o    Licensing of the Stand By Golf platform to third-party operators,

o    Franchised or managed course relationships,

o    Future tokenized or digital loyalty systems.

There can be no assurance that any particular initiative will be successful or will generate material revenue, and we may choose to prioritize or defer such efforts depending on capital availability, market conditions and other factors described in this report.

Business Strategy

Across our segments, our strategy is to:

•	Grow our customer reach and engagement through advertising and social media outreach;

•	Monetize our existing customer base via advertising, events, subscriptions, sponsorships, and direct-to-consumer product sales;

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•	Leverage our branded intellectual property (e.g., Whim®, Stand By Golf) to build durable franchises that can be extended into new channels and product categories;

•	Deploy a vertically integrated operating model that combines proprietary technology, consumer brands, and directly operated revenue-producing assets to capture value across the entire customer lifecycle, from digital engagement through in-person experiences;

•	Operate with a lean cost structure while using third-party vendors and partners to provide technology, distribution, and specialized services; and

•	Access growth capital through equity lines, private placements and other financing mechanisms until our operations are able to support themselves from recurring revenues.

Our near-term priorities include:

•	Supporting Whim® with marketing and inventory financing as it scales its product lines;

•	Integrating the golf-related assets received in the GetGolf Transaction into a coherent strategic plan, including:

o	Full operational deployment and refinement of the Stand By Golf™ reservation, yield-management, and course operations platform,
o	Revenue and operational optimization of Mountain Brook Golf Club and Apache Creek Golf Club as cash-flow-producing golf course properties, and,
o	Expansion of Stand By Golf™ through third-party course licensing, enterprise partnerships, and white-label deployments.

•	strengthening our internal controls, governance and reporting infrastructure under the leadership of our new Board and management team.

Competitive Conditions

Broadcasting & Audio Entertainment Competitive Conditions

The audio entertainment industry, including syndicated radio, digital streaming, podcasting, and curated music programming, is intensely competitive and rapidly evolving. The Music of Your Life® network competes with a broad range of audio providers, including:

•	terrestrial AM/FM and HD radio stations,
•	satellite radio providers such as SiriusXM,
•	large-scale streaming platforms such as Spotify, Amazon Music, Apple Music, Pandora, and iHeartRadio,
•	specialty genre channels available through third-party streaming aggregators,
•	podcast platforms and on-demand spoken-word providers, and
•	independent broadcasters who curate their own genre-specific music collections.

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Many of these competitors have substantially greater financial, technical, and marketing resources than we do, and have the ability to negotiate licensing, content acquisition, or promotional arrangements on more favorable terms. Additionally, changing consumer listening habits, particularly the shift from traditional radio toward personalized digital streaming, may reduce the relative market share of conventional syndicated formats.

Music of Your Life® has historically differentiated itself through its unique format, decades-long brand recognition, curated music library, and loyal demographic base. Competitive risks to the Music of Your Life® division of our business are:

•	Larger digital competitors may increasingly introduce channels that replicate the Adult Standards and nostalgia formats.
•	Some affiliate stations may seek lower-cost or free syndicated programming alternatives.
•	The rise of artificial intelligence–generated playlists may reduce the perceived uniqueness of curated formats.
•	Our ability to scale and sustain affiliate relationships may be constrained by capital limitations.

To remain competitive, the Music of Your Life® brand must continuously enhance distribution capabilities, refresh and expand programming, and execute cost-effective national advertising and promotion.

Health & Beauty (Simply Whim) Competitive Conditions

Our participation in the health and beauty sector, through our 25% ownership in Simply Whim, Inc., places us in a highly fragmented and intensely competitive market with rapid product innovation cycles. Competitors include:

•	major multinational beauty and wellness companies;
•	specialist skincare and supplement brands;
•	large retailers with private-label products;
•	online influencer-driven brands; and
•	established e-commerce health and beauty platforms.

The barriers to entry in the direct-to-consumer (“DTC”) beauty and supplement markets are relatively low, which has allowed hundreds of smaller niche competitors to emerge. Many competitors possess:

•	significantly larger marketing budgets,
•	greater manufacturing and distribution capacity,
•	established retail shelf presence,
•	stronger supply chain systems, and
•	more developed influencer and social-media networks.

Simply Whim competes by focusing on clean, paraben-free, cruelty-free, gluten-free, vegan-friendly products with targeted demographic resonance. However, the Company faces risks that:

•	rapid competitor innovation may outpace product development timelines;
•	advertising costs on platforms like Meta, Google, and TikTok may increase;
•	negative trends in consumer discretionary spending may reduce demand; and
•	regulatory scrutiny on supplements and cosmetic labeling may tighten.

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We believe that cross-promotion with our media partners can provide strategic synergy, but competition in the beauty and wellness sector remains intense.

Golf & Lifestyle Brand Competitive Conditions

As part of the Purchase Agreement, the Company acquired the rights to the Stand By Golf™ platform, Mountain Brook Golf Club, and Apache Creek Golf Club brands, together with their associated intellectual property, operating rights, software systems, data, customer relationships, and marketing assets. Through these acquisitions, the Company now participates in both the golf technology platform market and the physical golf course operations and lifestyle branding markets.

The golf industry, particularly tee-time booking platforms, yield-management software, golf course operations systems, golf travel tools, player engagement applications, and golf lifestyle marketing—is highly competitive and rapidly evolving. This competitive landscape includes:

•	large-scale golf booking platforms;
•	course management systems;
•	golf lifestyle content providers;
•	regional and local golf course operators with their own promotional channels;
•	emerging technology companies offering real-time tee-time scheduling; and
•	companies pursuing AI-driven analysis of player behavior and course utilization.

Unlike pure-play software competitors, the Company’s strategy integrates both proprietary technology through the Stand By Golf™ platform and direct revenue-producing physical golf assets through Mountain Brook Golf Club and Apache Creek Golf Club. While this vertically integrated model offers strategic advantages in data collection, pricing optimization, and customer engagement, it also exposes the Company to competition in both the software and physical operations segments of the golf industry.

Our success in this segment will depend on, among other factors:

•	the continued development, reliability, scalability, and market adoption of the Stand By Golf™ platform;
•	our ability to efficiently operate, market, and optimize revenues at Mountain Brook Golf Club and Apache Creek Golf Club;
•	successful integration of golf technology with our broader media, lifestyle, and branded content platforms;
•	access to sufficient capital to support software development, course operations, marketing, and geographic expansion; and
•	the ability of our management team to execute within a competitive, technology-driven and experience-based consumer services industry.

Given that the Company is in the early stages of deploying and scaling its golf technology and integrated golf operations strategy, and given our limited financial resources relative to many competitors, there is a meaningful risk that better-capitalized competitors may move more quickly, secure larger customer bases, deploy more advanced technology, or establish stronger brand recognition before we are able to fully commercialize, scale, or defensively position our golf-related assets. Such competitive pressures could materially and adversely affect our operating results, growth prospects, and financial condition.

Market Demand - Demographics

Across our broadcast and consumer product segments, demographic trends influence demand:

•	The 50+ demographic, which forms the core Music of Your Life® audience, continues to grow faster than the broader U.S. population. This group traditionally demonstrates brand loyalty and spending power in both entertainment and wellness categories.
•	Health and beauty products targeting “healthy aging” remain a multi-billion-dollar global category with strong growth trends.
•	The golf industry continues to experience elevated participation following the post-COVID boom, with rising recreational play and increased demand for golf travel.

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At the same time, competition continues to rise in all categories in which we operate:

•	Digital audio competitors are proliferating.
•	Direct-to-consumer wellness brands launch almost daily.
•	Golf technology platforms are expanding quickly.

While demographic trends support long-term demand, our ability to capture market share will depend upon capital availability, brand execution, and digital engagement capabilities.

Intellectual Property

Intellectual property is central to our strategy and perceived enterprise value. Through our subsidiaries and contractual arrangements, we license or own various trademarks and related assets that support our media and consumer products businesses.

The Company owns or controls the following assets:

•	Simply Whim, Inc. trademarks such as Whim®, Simply Whim™, Age is Not a Skin Type®, and related marks;

•	Following the GetGolf Transaction, and the Company’s cessation of its media operations for the Music of Your Life® brand and associated intellectual property, the Company will concentrate its focus on the Simply Whim™ products, and its golf-related assets and intellectual property and brand rights assigned by GetGolf, including:

o	Stand By Golf – intellectual property, trademarks, trade names, branding materials

o	Mountain Brook Golf Club – name, related IP, associated digital rights

o	Apache Creek Golf Club – branding, domain names, promotional rights

•	Third-Party IP

o	The Company historically operated Music of Your Life® under license arrangements.

o	Pursuant to the Purchase Agreement Marc and Jacquie Angell will retain 100% ownership of all Music of Your Life® trademarks, copyrights, brand rights, and intellectual property.

The Company also uses copyrighted audio content, music libraries, and digital assets in the Broadcast segment. Compliance with music licensing organizations (e.g., BMI, ASCAP, SESAC, SoundExchange) is a significant ongoing operational requirement.

Because IP rights associated with Music of Your Life® now lie outside the Company, continuity of broadcast operations would depend on maintaining cooperative licensing arrangements with the Angell family and would be the result of future negotiations.

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In addition, any future use of golf-related IP will require investment in branding, development, and commercialization.

We believe that our ability to protect and leverage our intellectual property, through registrations, contractual license rights, and enforcement against infringement where appropriate, is an important element of our competitive position.

Government Regulation and Industry Standards

Broadcasting & Digital Media Regulation

Our Music of Your Life® network is subject to regulation by:

•	the Federal Communications Commission (FCC) through our affiliate stations;
•	U.S. copyright law regarding music licensing, public performance, and royalty reporting;
•	the Digital Millennium Copyright Act (DMCA) governing streaming royalties;
•	advertising regulations relating to content, truth-in-advertising standards, and prohibited categories;
•	state and federal consumer-protection laws.

Any tightening of copyright royalty rules or increases in statutory royalty rates could materially increase our operating costs.

Additionally, digital platforms face evolving regulatory frameworks relating to:

•	data collection and privacy (CCPA, CPRA, GDPR, etc.);
•	platform transparency;
•	targeted advertising restrictions;
•	AI-driven content moderation;
•	cyber-security requirements.

As our operations grow more digital, these rules may necessitate additional compliance resources.

Health & Beauty Regulatory Environment

Simply Whim operates within a regulatory landscape that includes:

•	the Federal Food, Drug, and Cosmetic Act (FD&C Act);
•	FDA guidelines for cosmetics and nutritional supplements;
•	FTC advertising rules regarding claims;
•	labeling requirements under federal and state law;
•	increasing scrutiny of consumer wellness products.

Changes in regulatory interpretation or enforcement may increase compliance costs or require product reformulation or relabeling.

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Golf Industry Regulation

The Company’s golf-related assets include (i) Stand By Golf™, a proprietary, cloud-based golf reservation, yield-management, and course-operations platform designed to optimize utilization and enhance golfer engagement, and (ii) Mountain Brook Golf Club and Apache Creek Golf Club, both of which are full-service, revenue-producing golf course properties that the Company owns and operates. Each of these assets implicates different regulatory frameworks depending on the nature of their operations and commercial deployment.

Golf, Lifestyle, and Digital Platform Regulation

While the Stand By Golf™ platform is not presently commercialized in a manner that subjects it to specialized industry licensing or regulation, future commercialization—particularly if expanded into digital transactions, real-time booking, consumer data analytics, or multi-state commerce—may implicate various regulatory regimes, including:

•	data privacy laws,
•	consumer protection rules,
•	e-commerce regulations,
•	potential licensing requirements for travel-related sales,
•	cyber-security standards,
•	accessibility rules under the Americans with Disabilities Act (ADA) for web content.

Further, as the online marketplace continues to expand, state and federal authorities may implement new rules affecting:

•	online advertising,
•	cross-border digital commerce,
•	AI-driven personalization,
•	cookies and tracking technologies.

Regulatory changes could reduce the effectiveness of digital marketing campaigns or create added compliance obligations.

Regulation of Golf Course Operations

As physical golf course operations, Mountain Brook and Apache Creek are subject to a separate set of regulatory and industry standards, which may include:

•	Local business licensing, zoning, and land-use regulations affecting course operations, hours, construction, expansion, and on-site facilities;
•	Environmental regulations, including water usage, irrigation practices, chemical handling, pesticide application, wetland protection, and turf-management compliance;
•	Health and safety requirements, including OSHA workplace standards for groundskeepers, maintenance personnel, pro shop staff, and food and beverage workers;
•	Food and beverage licensing, including health codes, alcohol service permits, and food-handling certifications;
•	ADA accessibility requirements for physical facilities, including golf carts, pathways, bathrooms, and clubhouse areas;
•	Event-related permits, such as tournament hosting, outdoor gatherings, and special-use approvals; and
•	Employment and labor regulations, including wage and hour laws, seasonal staffing rules, and state-level employment standards.

Future expansion of on-site amenities, tournaments, food service offerings, or special events may increase regulatory touchpoints and compliance responsibilities.

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Golf Industry Regulatory Outlook

Because both digital and physical golf operations are subject to evolving local, state, and federal regulatory environments, the Company may face increased compliance obligations as these businesses scale. New rules related to consumer privacy, dynamic pricing, online marketing, environmental management, and workplace safety could materially impact operations, impose additional costs, or require technology or operational adjustments.

Employees

As of May 31, 2025, the Company did not have any full-time W-2 employees. Instead, we relied on:

•	our executive officers and directors, who historically have deferred or accrued compensation;

•	an outside accountant, bookkeeper, and legal counsel;

•	contract personnel and consultants for production, programming, and marketing support; and

•	part-time producers and announcers for Music of Your Life®.

Following the GetGolf Transaction and the appointments of Jeff Foster as Chairman and Chief Executive Officer and Kelly L. Kirchhoff as a Director, we expect to continue to operate with a lean core management team while evaluating additional hires and outsourced relationships as capital permits. We anticipate that, as our business grows and our strategic initiatives expand, particularly in golf-related and technology-enabled areas, we may need to add personnel in finance, operations, technology, marketing and compliance.

We believe we will be able to attract qualified personnel and consultants as needed, but there can be no assurance that we will be successful in doing so or that we will be able to offer competitive compensation packages until our financial condition improves.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Report.

Risks Related to the GetGolf Transaction and Change in Control

Our Series A Preferred Stock gives two individuals effective control of the Company.

Following the October 20, 2025 Purchase Agreement, all 200 shares of our Series A Preferred Stock (the “Series A Shares”) were returned to treasury and reissued in the aggregate to Jeff Foster (67 shares) and Kelly L. Kirchhoff (133 shares). The Series A Shares collectively carry 80% of the total voting power of our outstanding voting securities. As a result, Mr. Foster and Mr. Kirchhoff together have the ability to:

•	elect and remove directors;
•	determine the outcome of substantially all matters submitted to a vote of shareholders;
•	authorize or prevent significant corporate transactions; and
•	direct our overall strategy and capital structure.

This concentration of voting power may have the effect of delaying, deterring, or preventing a change in control that other shareholders might view as beneficial, and may make it difficult for minority shareholders to influence corporate decisions.

The GetGolf transaction may not result in the anticipated strategic or financial benefits, and the newly acquired golf-related assets may never be successfully commercialized.

As part of the Purchase Agreement with GetGolf.com (“GetGolf”), the Company acquired rights to the Stand By Golf™ digital reservation and yield-management platform, as well as the Mountain Brook Golf Club and Apache Creek Golf Club operating golf course properties. Although these assets provide a potential foundation for a vertically integrated golf technology and operations segment, they are at an early stage within our corporate structure and may require substantial capital, specialized personnel, and operational development before they can generate meaningful revenue, if ever. The Company may be unable to:

•	develop a viable business model around these assets;
•	integrate the golf technology platform and golf course operations into a coherent strategy that complements, rather than competes with, our wellness, consumer product, or other business segments;
•	secure necessary technology partnerships, licensing relationships, marketing channels, or third-party course participants needed to scale the Stand By Golf™ platform;
•	operate Mountain Brook Golf Club and Apache Creek Golf Club efficiently, or generate sufficient revenue to cover operating expenses, capital improvements, and maintenance obligations; or
•	retain personnel with the golf, technology, operational, and revenue-management expertise needed to manage these assets; or
•	compete against larger, well-capitalized golf booking platforms, software vendors, and established course operators with greater resources, more advanced technology, or stronger customer bases.

If we are unable to successfully commercialize or integrate these assets, we may never realize the anticipated strategic, operational, or financial benefits of the GetGolf transaction. In addition, our efforts to develop this segment could divert management attention, operational focus, and limited capital away from our broadcasting, beauty, wellness, and other consumer product initiatives. As a result, the Company may not recover the value of its investment in the GetGolf assets, which could adversely affect our business, financial condition, and prospects.

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We depend on the strategic vision and relationships of GetGolf leadership, including Jeff Foster and Kelly L. Kirchhoff, and a loss of their services could adversely affect our business.

The GetGolf transaction brought to the Company industry experience and relationships in the golf, media, and technology sectors through individuals associated with GetGolf, particularly Jeff Foster and Kelly L. Kirchhoff. Our ability to realize value from the golf-related intellectual property and any future golf or lifestyle initiatives will depend heavily on the continued involvement of these individuals. If one or both of them were to reduce their involvement in the Company, experience health or other personal issues, or redirect their attention to other projects, our ability to execute any GetGolf-related strategy could be materially impaired.

There is a risk of conflicts of interest between The Marquie Group, GetGolf and other entities affiliated with our directors and officers.

Jeff Foster and Kelly L. Kirchhoff have roles with GetGolf and may have ongoing business interests outside of The Marquie Group. Opportunities in media, golf, technology, or related spaces may arise that could be pursued either by the Company or by GetGolf or its affiliates. Although we aim to manage potential conflicts in good faith, there can be no assurance that:

•	all business opportunities will be presented to the Company;
•	the interests of GetGolf and The Marquie Group will always align; or
•	any conflicts of interest will be resolved in favor of our public shareholders.

These potential conflicts could result in decisions that are not optimal for minority shareholders.

The transaction altered our business profile and may increase our risk profile relative to prior periods.

Historically, our business focused primarily on broadcasting, health and beauty. As a result of the GetGolf transaction, the Company now owns a portfolio of golf technology and golf course operating assets, including the Stand By Golf™ digital reservation and yield-management platform and the Mountain Brook Golf Club and Apache Creek Golf Club operating properties. These assets represent a significant strategic shift into markets in which the Company has limited operating history and limited internal expertise. The results of which may:

•	require additional capital resources, including technology development funding, course operations and maintenance expenditures, marketing investments, and working capital that we do not currently possess;
•	expose the Company to unfamiliar competitive dynamics, including competition from established golf technology platforms, multi-course operators, and regional course owners with entrenched customer bases;
•	introduce new regulatory, operational, and compliance obligations, including those related to digital platforms, data privacy, course operations, environmental compliance, and hospitality services; and
•	divert management attention and operational resources from our existing broadcasting, wellness, and consumer product businesses, potentially impairing performance in those legacy areas.

If we are unable to integrate the GetGolf assets into a coherent, sustainable business model, or if our expansion into the golf technology and operations sectors proves unsuccessful, our operating performance, financial condition, and strategic position could be materially and adversely affected.

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Risks Related to Our Business

The Company is and will continue to be completely dependent on the services of our Chief Executive Officer, our President and Chief Financial Officer, the loss of whose services may cause our business operations to cease, and we will need to engage and retain additional qualified employees and consultants to further implement our strategy.

The Company’s operations and business strategy are substantially dependent upon the knowledge and business connections of Messrs. Resweber and Clarke. If one or more should choose to leave us for any reason or becomes ill and is unable to work for an extended period of time before we have hired appropriate replacement personnel, our operations could fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal years ended May 31, 2025 and 2024 were prepared assuming that we will continue our operations as a going concern. We do not, however, have a history of operating profitably. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and complete equity and/or debt financings. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We estimate that we will not be able to continue as a going concern after May 31, 2026 unless we are able to secure capital from one of these sources of financing. If we are unable to secure such financing, we may cease operations and investors in our common stock could lose all of their investment.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, and audit committee oversight. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

As a smaller public company, our costs of complying with SEC reporting rules are disproportionately high relative to other larger companies.

The Marquie Group, Inc. is considered a “reporting issuer” under the Securities Exchange Act of 1934, as amended. Therefore, we incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorney’s fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $200,000 per year. In proportion to our operations, these costs are far more significant than our publicly-traded competitors. Unless we are able to reduce these costs or increase our operating revenues, our costs to remain a reporting issuer will limit our ability to use our cash resources for other more productive uses that could provide returns to our shareholders.

We are highly dependent upon a few key contracts, the termination of which would have a material adverse effect on our business and financial condition.

Although we intend to grow The Marquie Group, Inc. core business into a larger golf related product and services platform and health and beauty product provider, at present we have a small customer base and are highly dependent upon a few key customers. We are therefore highly dependent upon repeat orders from our existing customers while we generate sales to new customers. The loss of any of these customers until we have added new customers, would have a material adverse effect on our business and financial condition.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations.

To expand our business, we require access to capital and credit. We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If we are unable to access lines of credit, we may be unable to further develop our golf related product and services platform, and health and beauty product lines, which may limit our ability to provide our products and services to customers who would otherwise be willing to enter into purchase contracts with us. The loss of potential and existing customers because of an inability to finance the purchase of products and services would have a material adverse effect on our financial condition and results of operations.

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Non-performance of suppliers on their sale commitments and customers on their purchase commitments could disrupt our business.

We enter into sales and purchase orders with customers and suppliers for products and services at fixed prices. To the extent either a customer or supplier fails to perform on their commitment, we may be required to sell or purchase other available products and services at prevailing market prices, which could be significantly different than the fixed price within the sale and purchase order and therefore significant differences in these prices could cause losses that would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may acquire businesses and enter into joint ventures that will expose us to increased operating risks.

As part of our growth strategy, we intend to acquire other golf related, and health and beauty product provider companies. We cannot provide any assurance that we will find attractive acquisition candidates in the future, that we will be able to acquire such candidates on economically acceptable terms or that we will be able to finance acquisitions on economically acceptable terms. Even if we are able to acquire new businesses in the future, they could result in the incurrence of substantial additional indebtedness and other expenses or potentially dilutive issuances of equity securities and may affect the market price of our common stock or restrict our operations. We have also entered into joint venture arrangements intended to complement or expand our business and will likely continue to do so in the future. These joint ventures are subject to substantial risks and liabilities associated with their operations, as well as the risk that our relationships with our joint venture partners do not succeed in the manner that we anticipate.

We face intense competition and, if we are not able to effectively compete in our markets, our revenues may decrease.

Competitive pressures in our markets could adversely affect our competitive position, leading to a possible loss of customers or a decrease in sales, either of which could result in decreased revenues and profits. Our competitors are numerous, ranging from large multinational corporations, which have significantly greater capital resources than us, to relatively small and specialized firms. Our business could be adversely affected because of increased competition from these companies, who may choose to increase their direct marketing or provide less advantageous price and credit terms to us than to our competitors.

Current and future litigation could adversely affect us.

Though we are currently not involved in any legal proceedings, from time to time we are involved in legal proceedings in our ordinary course of business. Lawsuits and other legal proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. As a smaller company, the collective costs of litigation proceedings can represent a drain on our cash resources, as well as an inordinate amount of our management’s time and addition. Moreover, an adverse ruling in respect of certain litigation could have a material adverse effect on our results of operation and financial condition.

We have limited the liability of our board of directors and management.

We have adopted provisions in our Articles of Incorporation which limit the liability of our directors and officers and have also adopted provisions in our bylaws which provide for indemnification by the Company of our officers and directors to the fullest extent permitted by Florida corporate law. Our articles of incorporation generally provides that our directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders’ ability to hold directors liable for breaches of fiduciary duty.

In addition to provisions in our Articles of Incorporation and Bylaws, we have also entered into indemnification agreements with our directors and officers that provide a right of indemnification to the fullest extent permissible under Florida law. These charter, Bylaw, and contractual provisions may limit our shareholders’ ability to hold our directors and officers accountable for breaches of their duties, or otherwise discourage shareholders from enforcing their rights, either directly or derivatively, against our directors or officers.

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

We may not have or ever have the resources or ability to implement and manage growth strategy.

Although we expect to experience growth based on being able to implement our business plan, actual operations may never occur because our business plan may never be implemented due to lack of funds. If our business plan and growth strategy are implemented, of which no assurances can be given, a significant strain on our management, operating systems and/or financial resources will be imposed. Failure by our management to manage this growth, if it occurs, or unexpected difficulties encountered during growth, could have a material adverse impact on our results of operations or financial condition.

Our ability to operate profitable product lines or service offerings will depend upon a number of factors, including (i) identifying distribution channels, (ii) generating sufficient funds from our then existing operations or obtaining third-party financing or additional capital to develop new product lines, (iii) our management team and our financial and accounting controls and (iv) staffing, training and retaining of skilled personnel. Certain of these factors will be beyond our control and may be adversely affected by the economy or actions taken by competing companies. There can be no assurance that we will be able to execute and manage a growth strategy effectively or at all.

We may not be successful in hiring qualified personnel because of the competitive market for qualified personnel.

Our future success depends largely on our ability to attract, hire, train and retain highly qualified personnel to provide our proposed services. Competition for such personnel is intense. There can be no assurance that we will be successful in attracting and retaining the personnel it requires to conduct and expand its operations successfully and to differentiate itself from its competition. Our results of operations and growth prospects could be materially adversely affected if we were unable to attract, hire, train and retain such qualified personnel.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of Jeff Foster and Kelly L. Kirchhoff, our directors and controlling shareholders.

We have only two directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.

Until we have a larger board of directors that would include some independent members and at least one financial expert, if ever, there will be limited oversight of decisions and activities of our existing management and controlling shareholders Jeff Foster and Kelly L. Kirchhoff, as well as little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Ownership of Our Common Stock

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized 50,000,000,000 shares of common stock, or 20,000,000 shares of preferred stock. In addition, we may attempt to raise capital by selling shares of our capital stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute book value per share of our capital stock, and that dilution may be material.

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If we were designated a shell our ability to resell your shares would be limited.

Some of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Pursuant to Rule 144, if we were designated a "shell company" as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, one year would be required to elapse from the time, we ceased to be a "shell company" and filed a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before our restricted shareholders could resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company, or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

•	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. At the present time, we are not classified as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. However, in the event we were to be so designated, you would be unable to sell your shares under Rule 144.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCQB/OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and;
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer, and;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The concentrated beneficial ownership of our common stock and the ability it affords to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Because of this concentrated stock ownership, the Company’s largest stockholder, who is one of our two directors, will be in a position to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of this stockholder may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our principal stockholder. This level of control may also have an adverse impact on the market value of our shares because our principal stockholder may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

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We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Since our directors are not independent directors or financial experts, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it costlier or deter qualified individuals from accepting these roles.

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

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FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the Company and its subsidiaries for the fiscal years ended May 31, 2025 and 2024. The discussion and analysis that follows should be read together with the section entitled "Forward Looking Statements" and our consolidated financial statements and the notes to the consolidated financial statements included elsewhere in this Annual Report on Form 10-K.

Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

Company Overview

The Marquie Group, Inc. was incorporated on January 30, 2008 in the State of Florida. The Company has operated under several names and business models, including Maximum Consulting, Inc. and ZhongSen International Tea Company, before transitioning into the broadcast and branded-products space through the acquisition of Music of Your Life, Inc. in 2013 and our subsequent merger and name change to The Marquie Group, Inc. in 2018.

Our business model to date has comprised of:

•	Ownership and operation of audio programming and distribution assets, primarily through Music of Your Life;

•	Strategic investment in and collaboration with consumer health and beauty brands, primarily through Simply Whim;

•	Leveraging broadcast media, digital channels, and social media to promote owned and affiliated brands; and

•	Beginning with the GetGolf Transaction, expanding into golf lifestyle brands, owned and operated golf assets, and technology-enabled reservation and engagement platforms that we believe are complementary to our existing media, content, and audience-engagement capabilities.

We evaluate each reportable segment based on revenue growth, operating margin, and the strategic value of the audience and data it creates. Certain corporate-level functions, such as finance, legal, public company reporting, and capital markets, are managed centrally at the parent level and are not allocated to individual segments.

Broadcast Segment – Music of Your Life®

Our Broadcast segment is anchored by Music of Your Life®, which we believe is one of the longest continuously running syndicated music radio networks in the world. Since its launch in 1978, Music of Your Life® has delivered more than 400,000 hours of continuous programming featuring the Great American Songbook and Adult Standards, along with later-decade hits that appeal to our core demographic.

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Music of Your Life programming is distributed 24 hours a day, 7 days a week to AM, FM and HD terrestrial radio stations in the United States on an advertising barter and/or monthly subscription basis. We also simulcast the same programming globally via the internet, reaching listeners in more than 90 countries through our website and a variety of digital platforms and aggregators. Our model provides:

•	Local reach through terrestrial affiliates, which typically grant us three minutes per hour of network commercial time under barter arrangements, and

•	National and international reach via our streaming channels, where we have up to 12 minutes per hour of advertising inventory.

•	Our revenue model in this segment includes:

•	the sale of network advertising inventory on our Music of Your Life feed;

•	fees from affiliate stations under monthly syndication arrangements;

•	digital audio advertising on our streams and related online properties; and

•	promotional collaborations and sponsorships with brands that align with our demographic.

A key asset of the Broadcast segment is our extensive music catalogue, which includes more than 100,000 titles, many of which were originally sourced from LPs, reel-to-reel tapes and CDs, and have been digitized into WAV, MP3, AIFF and FLAC formats. We continue to invest in improved, lossless audio formats such as FLAC to deliver a high-fidelity listening experience that we believe differentiates our network from free streaming alternatives.

Our technical infrastructure is designed to support reliable, high-quality distribution, including broadcast automation systems, Barix internet audio distribution technology, and high-availability hosting and networking resources.

As a result of the Purchase Agreement, Marc and Jacquie Angell retained all rights, title and interest in the trademarks, copyrights and other intellectual property associated with the “Music of Your Life” brand, including the well-known Music of Your Life®. As a result, the Company will cease operations of its Music of Your Life® portion of its business.

Health and Beauty Segment – Simply Whim®

Our Health and Beauty segment is driven by our 25% ownership interest in Simply Whim, Inc., a direct-to-consumer brand that markets skincare and nutritional supplements under the Whim® and related marks. Simply Whim focuses on “Inner Health & Outer Beauty,” offering products that are free of parabens, phthalates, sulfates, artificial colors and dyes, and that are cruelty-free, gluten-free and vegan-friendly.

Simply Whim sells its products primarily through:

•	its own website, simplywhim.com;

•	selected third-party online marketplaces, including Amazon and Public Square; and

•	advertising and promotional campaigns leveraging our Music of Your Life® network and our social media channels.

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Our strategic role with Whim includes:

•	supporting marketing and brand positioning through radio and digital advertising;

•	assisting with growth capital via equity line facilities and S-1 registrations; and

•	leveraging our health-conscious listening audience to drive product awareness and trial.

We believe that consumer demand for safer, more transparent beauty and wellness products continues to grow, and that the Whim® brand is well-positioned to benefit from that secular trend. The settlement and coexistence agreement entered into on May 10, 2024 with Ulta Beauty regarding the Whim trademark further enhances the strategic value of the brand by clarifying its permissible use and allowing us to broaden our product offerings.

Golf-Related Assets and Strategic Direction Post-GetGolf Transaction

GetGolf is led by industry veteran Jeff Foster. Mr. Foster’s professional background includes founding Arizona Fairways Magazine and Arizona Golf and Travel, as well as decades of experience in the golf industry, including golf course operations, golf-related media and marketing systems.

As part of the GetGolf Transaction, the Company acquired a vertically integrated portfolio of golf-related assets consisting of (i) proprietary golf technology and reservation systems and (ii) owned and operated destination golf course properties. These assets are collectively designed to create a scalable golf operation, booking, and customer-engagement ecosystem.

While these golf-related assets were not part of our operations during the fiscal year ended May 31, 2025, we expect that, under the leadership of our new Board and management team, we will explore ways to:

Stand By Golf

Stand By Golf™ is a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, monetize unused tee times, and enhance golfer engagement. The system functions as both a consumer-facing marketplace and an enterprise-level golf course management tool.

Key components and functionality include:

•         Dynamic Tee-Time Reservation Engine. Allows real-time booking of tee times across participating courses, including yield-optimized pricing based on demand, weather, off-peak windows, and last-minute inventory;

•         Revenue Optimization & Standby Pricing Model. The platform enables “stand-by” or distressed inventory monetization, allowing golf courses to convert unused tee times into revenue through algorithmic discounting without eroding premium brand pricing.

•         Course Operations & Capacity Management. Integrated tools for course operators to manage availability, pace-of-play intervals, staffing needs, and daily revenue forecasting.

•         Golfer Account & Loyalty Ecosystem. Includes customer profiles, repeat-play rewards, membership integration, promotional offers, and data-driven marketing tools.

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•         Enterprise Integration Capabilities. Designed to integrate with point-of-sale systems, access control, payment processing, customer relationship management (CRM), and future tokenized loyalty or rewards platforms.

•         Scalable Licensing & White-Label Potential. The Stand By Golf platform is structured for:

o    Software-as-a-Service (SaaS) licensing to third-party golf operators,

o    White-label implementations for resort chains,

o    Enterprise B2B partnerships with golf management companies.

This technology asset represents a high-margin, scalable digital infrastructure layer capable of generating recurring subscription revenue, transaction fees, advertising revenue, and data-driven marketing monetization independent of physical course ownership.

Apache Creek and Mountain Brook Golf Clubs

The Apache Creek and Mountain Brook Golf Clubs are full-service, revenue-producing golf course operations acquired as part of the GetGolf transaction. They function as both:

•         Standalone cash-flow generating real estate and operating businesses, and

•         Live deployment venues and proving grounds for the Stand By Golf technology platform.

The courses generates revenues from:

•         Green fees and tee-time bookings

•         Memberships and seasonal passes

•         Pro shop retail sales

•         Food and beverage operations

•         Tournaments, outings, and corporate events

In addition to direct operating income, Apache Creek and Mountain Brook Golf Clubs serve as a strategic asset for:

•         Demonstrating the real-world revenue optimization benefits of the Stand By Golf reservation and yield-management system,

•         Developing course-specific analytics and demand modeling,

•         Creating proprietary operating data to improve the broader platform’s performance across third-party course deployments.

There can be no assurance that any particular initiative will be successful or will generate material revenue, and we may choose to prioritize or defer such efforts depending on capital availability, market conditions and other factors described in this report.

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Results of Operations

Following is management’s discussion of the relevant items affecting results of operations for GetGolf for the years ended May 31, 2025 and 2024.

Revenues

Fiscal year ended May 31, 2025 and 2024. The Company generated net revenues of $0 during the years ended May 31, 2025 and 2024. In the future, the majority of revenues will be generated from golf green fees, cart rentals, food & beverage sales and pro shop sales. These will be included in future operations when the consideration is given per the acquisition agreements, and the acquisition has been finalized.

Cost of Sales

Fiscal year ended May 31, 2025 and 2024. Our cost of sales was $0 for during the years ended May 31, 2025 and 2024. Our cost of sales in the future will consist primarily of the costs of merchandise and food & beverage sold at the golf course pro shops.

Payroll and Related Expenses

Fiscal year ended May 31, 2025 and 2024. Payroll and related expenses for the year ended May 31, 2025 were $33,587 as compared to $33,006 for the year ended May 31, 2024. We expect that payroll and related expense will increase dramatically with the acquisition of the golf courses and the golf registration system.

Professional Fees

Fiscal year ended May 31, 2025 and 2024. Professional fees for the year ended May 31, 2025 were $5,290 as compared to $4,600 for the year ended May 31, 2024. Professional fees consist of legal and accounting fees. We anticipate that professional fees will increase in future periods as we acquire golf courses and the golf registration system as well as scale up our operations.

General and Administrative Expenses

Fiscal year ended May 31, 2025 and 2024. General and administrative expenses were $50,893 for the year ended May 31, 2025 as compared to $61,031 for the year ended May 31, 2024. The largest expense items in this category are rent, insurance and office expenses. We anticipate that general and administrative expenses will increase commensurate with an increase in our operations and the acquisition of golf courses and golf registration system.

Other Income (Expense)

Fiscal year ended May 31, 2025 and 2024. The Company had net other expense of $0 for the year ended May 31, 2025 as compared to $154 for the year ended May 31, 2024. For the year ended May 31, 2025, the company incurred interest expense of $154 for interest paid on a company credit card. Interest expense will increase in the future as the company issued a promissory note on June 10, 2025.

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Liquidity and Capital Resources

As of May 31, 2025, our primary source of liquidity consisted of $4,651 in cash and cash equivalents. We hold our cash reserves in a major United States bank. Since inception, we have financed our operations mainly through contributions of our members.

We have sustained significant net losses which have resulted in an accumulated deficit at May 31, 2025 and 2024 of $189,863 and $100,093, respectively, which raises doubt about our ability to continue as a going concern. We generated a net loss for the year ended May 31, 2025 of $89,770. Without additional revenues, working capital loans, or equity investment, there is substantial doubt as to our ability to continue operations.

We believe these conditions have resulted from the inherent risks associated with small public companies. Such risks include, but are not limited to, the ability to (i) generate revenues and sales of our products and services at levels sufficient to cover our costs and provide a return for investors, (ii) attract additional capital in order to finance growth, and (iii) successfully compete with other comparable companies having financial, production and marketing resources significantly greater than those of the Company.

We believe that our capital resources are insufficient for ongoing operations. We will likely require considerable amounts of financing to make any significant advancement in our business strategy. Other than the agreement discussed below, there is presently no agreement in place that will guarantee financing for our Company, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current shareholders. Lack of additional funds will materially affect our Company and our business and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in the Company.

On October 20, 2025, Marc Angell and Jacquie Angell (the “Sellers”) entered into a Purchase Agreement, as amended (the “Purchase Agreement”), with GetGolf.com, LLC (“GetGolf”), pursuant to which the Company acquired certain golf-related operating and technology assets in exchange for (i) the acquisition by GetGolf of certain ‘control shares’, and (ii) the divestment of certain legacy interests associated with the Company’s business operations, for an aggregate purchase price of $500,000, payable over a twelve (12) month period (the “GetGolf Transaction”).

Pursuant to the Purchase Agreement and related transaction documents, GetGolf acquired from Marc and Jacquie Angell:

(i)	200 shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carried 80% of the voting power of all classes of the Company’s voting stock at all times;

(ii)	that certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(iii)	666,700 shares of the Company’s common stock previously held by the Angell Family Trust, which shares were returned to the Company’s treasury and cancelled in connection with the transaction.

In connection with the consummation of the GetGolf Transaction:

•	On October 20, 2025, all outstanding 200 Series A Shares were returned to the Company’s treasury and simultaneously reissued in the aggregate to Jeff Foster and Kelly L. Kirchhoff, as follows: 67 Series A Shares to Mr. Foster, and 133 Series A Shares to Mr. Kirchhoff. Each of Mr. Foster and Mr. Kirchhoff the Company’s Board of Directors effective as of that date, and Mr. Foster was appointed Chairman of the Board and Chief Executive Officer.

•	As a result of the reissuance of the Series A Shares, Mr. Foster and Mr. Kirchhoff, collectively control 80% of the voting power of the Company’s outstanding capital stock. Through these governance changes and related arrangements, GetGolf, effectively obtained control over the Company and may unilaterally control the vote on all shareholder matters including the appointment of members of the Company’s Board of Directors.

•	Marc Angell resigned as Chief Executive Officer effective October 20, 2025 and entered into a transitional services agreement, pursuant to which he now serves as our Secretary, Treasurer and Chief Financial Officer for an initial 12-month term providing transitional, operational and strategic support for approximately 20 hours per month.

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•	In connection with the Company’s strategic realignment, 100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell. This transfer included all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business.

•	GetGolf assigned and transferred to the Company all of its right, title, and interest in certain golf-related assets and businesses, including (i) “Stand By Golf,” a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, and enhance golfer engagement, and “(ii) Mountain Brook Golf Club, and Apache Creek Golf Club, each of which is a full-service, revenue-producing golf course, These assets position the Company to pursue a focused strategy centered on golf-related technology, operations, and lifestyle assets.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, filed herewith as Exhibit 10.1.

On June 10, 2022, the Company entered into the QuickCap Purchase Agreement by and among the Company, and QuickCap Capital, LLC ("QuickCap"), pursuant to which the Company issued that certain convertible promissory note (the “QuickCap Note”) in the face amount of $38,880.00 in exchange for $35,000 in consideration therefor. The QuickCap Note matures twelve months from the date of issuance, and bear interest at the rate of 12% per annum. The QuickCap Note may be prepaid until the Maturity Date at (a) 100% multiplied by the Principal Amount then outstanding plus (b) accrued and unpaid interest on the Principal Amount to the Optional Prepayment Date plus (c) $750.00 to reimburse Holder for administrative fees. The QuickCap Note, together with all interest as accrued is convertible into shares of the Company’s common stock at a price equal to the lower of $0.05 or 50% of the lowest trading price for the 10 Trading Days immediately prior to the date of conversion. In addition, the Company issued QuickCap a warrant (the “QuickCap Warrant”) to acquire 776,000,000 shares of the Company’s common stock. Furthermore, the shares issuable from the QuickCap Purchase Agreement must be registered with the SEC in a current registration statement. The registration rights of QuickCap are outlined in the Registration Rights Agreement filed as an exhibit to this report and details the obligations of the Company.

On October 12, 2022, the Company entered into the MacRab Equity Commitment Agreement by and among the Company, and MacRab, a Florida Limited Liability Company (the "Selling Stockholders"), pursuant to which MacRab has agreed to purchase up to five million dollars ($5,000,000) of the Company’s common stock to be sold at a 10% discount to the average of the two (2) lowest Volume Weighted Average Price of the Issuer’s common stock during the six (6) trading days after the clearing date. In addition, the Company issued MacRab a warrant (the “MacRab Warrant”) to acquire 11,764,706 shares of the Company’s common stock. Furthermore, the put shares issuable from the MacRab Equity Commitment Agreement must be registered with the SEC in a current registration statement and MacRab shall only be required to purchase up to 4.99% of the issued and outstanding shares of common stock of the Company. The registration rights of MacRab are outlined in the Registration Rights Agreement filed as an exhibit to this report and details the obligations of the Company.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Critical Accounting Policies

We believe the following more critical accounting policies are used in the preparation of our financial statements:

Use of Estimates.     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On a periodic basis, management reviews those estimates, including those related to valuation allowances, loss contingencies, income taxes, and projection of future cash flows.

Research and Development.     Research and development costs are charged to operations when incurred and are included in operating expenses.

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Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, and (2) short-term borrowings from shareholders or related parties when needed. Furthermore, the Company is working on the acquisition of assets within the golf industry. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.

Our independent registered public accounting firm’s report contains an explanatory paragraph which has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements , Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern". Continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. Currently, there is no guidance under U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The Company has adopted this new standard.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves accounting for the lessor largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In March 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). The standard is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact, classification on the statement of cash flows and forfeitures. ASU 2016-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and early adoption is permitted. The Company has adopted this new standard.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. This guidance will be effective for the Company in the first fiscal quarter of 2018 on a prospective basis, and early adoption is permitted. The Company does not expect the standard to have a material impact on our consolidated financial statements.

In July 2017, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update 2017-11 (“ASU 2017-11”) which changes the accounting for equity instruments that include a down round feature.  For public entities, this update is effective for fiscal years beginning after December 15, 2018, and interim periods within those years.  Early adoption is permitted. The Company does not anticipate the adoption of this amendment will have an impact on the consolidated financial statements and related disclosures as the Company does not have any related equity instruments.

The Company reviewed all recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC and they did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

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PROPERTIES

Administrative Operations - Our office address is 7901 4th Street North, Suite 4887, St. Petersburg, Florida, 33702. The space is provided to us by Mr. Marc Angell, the Company’s Chief Financial Officer. Mr. Angell currently incurs no incremental costs as a result of our using the space; therefore, he does not charge us for its use. There is no written lease agreement. We intend to move into new office space in 2026.

Apache Creek Golf Course – The Apache Creek Golf Club is located at 3401 South Ironwood Drive, Apache Junction, Arizona 85120

Mountain Brook Golf Club - 5783 S Mountainbrook Dr, Gold Canyon, AZ 85118

Forward-Looking Statements

This report contains or incorporates by reference forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 concerning our future business plans and strategies, the receipt of working capital, future revenues and other statements that are not historical in nature. In this report, forward-looking statements are often identified by the words “anticipate,” “plan,” “believe,” “expect,” “estimate,” and the like. These forward-looking statements reflect our current beliefs, expectations and opinions with respect to future events, and involve future risks and uncertainties which could cause actual results to differ materially from those expressed or implied.

Other uncertainties that could affect the accuracy of forward-looking statements include:

•	the worldwide economic situation;

•	any changes in interest rates or inflation;

•	the willingness and ability of third parties to honor their contractual commitments;

•	our ability to raise additional capital, as it may be affected by current conditions in the stock market and competition for risk capital;

•	our capital expenditures, as they may be affected by delays or cost overruns;

•	environmental and other regulations, as the same presently exist or may later be amended;

•	our ability to identify, finance and integrate any future acquisitions; and

•	the volatility of our common stock price.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date of this report. We do not intend to update these forward-looking statements except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December __, 2025, certain information with regard to the record and beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the record or beneficial owner of 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group:

Name(1)	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A Preferred Stock Beneficially Owned(2)	Percent of Class	Other Beneficial Ownership	Total	Voting Percentage for all Classes (fully-diluted)
Jeff Foster(3)	-	*	67	33.5%	-	67	26.8%
Kelly L. Kirchhoff (4)	-	*	133	66.5%	-	133	53.2%
Marc Angell(5)	-	*	-	*	-	*	*
Jacquie Angell(6)	-	*	-	*	-	*	*
All directors/director nominees and executive officers as a group (3 persons)	-	*	200	100%	-	200	80.0%

____________________
* Indicates less than

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o The Marquie Group, Inc., 7901 4th Street North, Suite 4887, St. Petersburg, Florida, 33702.
(2)	Shares of our Series A Preferred Stock are not convertible into common stock and are entitled in the aggregate to 80% of the vote after giving effect to the number of issued and outstanding shares of the Corporation’s Common Stock together with all other derivative securities issued by the Corporation and outstanding as of the Date of Conversion, whether or not then convertible or exchangeable, entitled to vote on matters submitted to the Shareholders.
(3)	Chief Executive Officer and Chairman of the Board of Directors and controlling shareholder of the Company.
(4)	Member of the Board of Directors and controlling shareholder of the Company.
(5)	Chief Financial Officer, Treasurer and Secretary and former controlling shareholder of the Company, Chief Executive Officer and Chairman of the Board of Directors prior to the Purchase Agreement.
(6)	Spouse of Marc Angell and party to the Purchase Agreement.

Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Company and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Company and written representations of certain persons, except as listed below, we believe that all of our directors and executive officers complied during the fiscal year ended May 31, 2025 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

To our knowledge, during the fiscal year ended May 31, 2025, based solely upon a review of such materials as are required by the Securities and Exchange Commission, no other officer, director or beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Exchange Act of 1934.

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Changes in Control

On October 20, 2025, pursuant to the Purchase Agreement entered into between Marc and Jacquie Angell and GetGolf, GetGolf purchased of all 200 Series A Shares in exchange for $500,000 payable over 12 months. Following the sale of the Series A Shares, neither Marc or Jacquie Angell are individually or collectively, a controlling shareholder of the Company.

As of October 20, 2025, in connection with the Purchase Agreement described in Item 1.01 above, Jeff Foster, and Kelly Kirchhoff, due to their holdings of the Series A Shares, hold a controlling beneficial interest in the Company and, unless an event of default occurs in respect of the Purchase Agreement, may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and has qualified.

Name	Age	Position
Jeff Foster	69	Chief Executive Officer and Chairman of the Board
Marc Angell	68	Chief Financial Officer, Treasurer and Secretary
Kelly L. Kirchhoff	58	Director

Business Experience

Jeff Foster, 69, Chairman of the Board, Chief Executive Officer. Mr. Jeff Foster, age 69, has more than 25 years of experience in entrepreneurial business development, operations, and industry leadership across the automotive, telecommunications, hospitality, and golf sectors. Early in his career, he became the youngest licensed automobile wholesaler in the State of Florida and later established one of Arizona’s largest independent cellular communications companies during the expansion of mobile telecommunications in the 1980s.

Mr. Foster has extensive experience within the golf industry. He is the founder of Arizona Fairways Magazine, which became a leading regional golf publication and served as the Official Golf Guide of the Arizona Golf Association. He also founded Arizona Golf and Travel, including a marketing model that facilitated travel-related barter transactions between golf properties and advertisers. Mr. Foster served three terms as President of the Southwest Golf Media Association.

Most recently, in 2013, Mr. Foster founded GETGOLF, a technology platform designed to facilitate real-time tee-time access, golf travel planning, and networking opportunities for golfers and course operators. He has also served as the CEO of GETGOLF since inception

On October 20, 2025, Mr. Foster was appointed Chairman of the Board and Chief Executive Officer of The Marquie Group, Inc. There are no family relationships between Mr. Foster and any director or executive officer of the Company, and there are no arrangements or understandings pursuant to which he was selected as a director. In addition, Mr. Foster has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Marc Angell, 68, Chief Financial Officer, Treasurer and Secretary. Marc Angell, former Chief Executive Officer of The Marquie Group, Inc. from November 2012 through October 20, 2025, is the current Secretary, Treasurer and Chief Financial Officer of The Marquie Group, Inc. Mr. Angell’s career in media and broadcasting began in 1976 where he studied Broadcast Journalism at Columbia College in Hollywood, CA. After many years of working in the entertainment industry, Angell’s trajectory took a significant turn when he acquired the renowned "Music of Your Life" trademark in 2008. Since 1978, "Music of Your Life" has been a cornerstone of the Adult Standards music format, broadcasting throughout the United States and Canada, and holds the title as the longest running non-stop music radio broadcast in the world. In November 2012, Angell founded Music of Your Life, Inc., an entertainment company aimed at expanding the brand beyond radio into television programming, live concerts, internet radio, and merchandising. The brand, known for its celebrity announcers, has been featured in popular TV shows, movies, celebrity cruises, and Time Life music collections.

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In January 1990 Mr. Angell founded Angellcom, a supplier and distributor of one-way paging devices in the U.S. where he remained CEO until 1999. Mr. Angell conceptualized, designed, and marketed one-way pagers for Angellcom that broke the traditional mold of pagers by offering them in multiple, vibrant colors. He also delivered the nation’s first alpha-numeric pager that sold for under $100. As a result, Angellcom became one of the largest suppliers of one-way pagers in North America.

During the 1990s, Mr. Angell was also involved in the land mobile radio business as a license holder and manager of 220MHz radio systems throughout the United States and Mexico. Angell became the first US citizen to hold a spectrum license in Mexico.

In 2000, Angell founded Planet Halo, a wireless telecommunications company where he served as CEO. There, he developed the "Halo," a wireless messaging device and software platform that offered a cost-effective alternative to the Blackberry. Under his leadership, Planet Halo launched the nation’s first wireless MESH system for marine use, providing wireless internet access to Ventura Harbor, California. In May 2004, he sold Planet Halo to Concierge Technologies, Inc., now known as Marygold, Inc. (NYSE: MGLD). Previously, Angell served as a director at Wireless Village, Inc., a telecommunications solutions provider, and at Concierge Technologies, Inc., a public company, from June 2004 to January 2008.

Angell was the creator, and first-to-market with the “iPad” trademark, the “HALO” trademark, and the “WINGS” trademark, all of which were successfully negotiated with their respective current owners.

Kelly L. Kirchhoff, 58, Director. Kelly L. Kirchhoff was appointed to the Board of Directors of The Marquie Group, Inc. on October 20, 2025. Mr. Kirchhoff currently serves as Chief Executive Officer of Digital Research Solutions Inc., bringing more than 36 years of experience in sales, marketing, and business management across multiple industries.

Early in his career, Mr. Kirchhoff founded and oversaw several privately held businesses before transitioning into financial services, where he served as a Financial Consultant with PaineWebber, UBS Financial Services, and Stifel Financial Corp. During his tenure in the securities industry, he earned recognition multiple times as a top-tier performer in client advisory and portfolio development.

Mr. Kirchhoff later joined Digital Research Solutions Inc., where he has served as the Chief Executive Officer since 2015. Under his leadership, the company established its first patent, advanced consumer-focused product development through multiple phases, and integrated artificial intelligence capabilities into its software platform. He has extensive experience in corporate oversight, strategic growth planning, team leadership, and financial management.

Mr. Kirchhoff has no familial relationships with any executive officer or director of The Marquie Group, Inc., and there are no related-party transactions requiring disclosure under Item 404(a) of Regulation S-K.
Committees.

The board of directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company intends to secure Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

Family Relationships

There are no family relationships between any of our officers, directors or beneficial shareholders of over 5%.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended May 31, 2025 and May 31, 2024 compensation awarded to or paid to, or earned by, our President, Chief Executive Officer and Chief Financial Officer (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeff Foster (1)	2025	$—	$—	$—	$—	$—	$—	$—	$—
Chief Executive Officer	2024	$—	$—	$—	$—	$—	$—	$—	$—

Marc Angell (2)	2025	$—	$—	$—	$—	$—	$—	$—	$—
CFO, Treasurer and Secretary Former CEO	2024	$—	$—	$—	$—	$—	$—	$—	$—

(1)	Pursuant to the Purchase Agreement and Change of Control, Jeff Foster received 67 Series A Preferred Shares of the Company. The Series A Preferred Shares are not convertible into common stock but are entitled in the aggregate to 80% of the vote after giving effect to the number of issued and outstanding shares of the Corporation’s Common Stock together with all other derivative securities issued by the Corporation and outstanding as of the Date of Conversion, whether or not then convertible or exchangeable.

(2)	Pursuant to the Purchase Agreement and Change of Control, Marc Angell sold, in exchange for $500,000 payable over 12 months (i) 200 Series A Preferred shares of the Company (the Series A Shares”), which Series A Shares control 80% of the vote of all classes of voting stock of the Company at all times, and (ii) a promissory note issued by the Company, in the name of Jacquie Angell in the principal amount of $2,000,000; and (iii) the return to treasury 666,700 held by the Angell Family Trust.

Narrative Disclosure to Summary Compensation

As of May 31, 2025, there were no formal employment arrangements with Mr. Foster or Mr. Angell. Mr. Foster and Mr. Angell’s compensation have not been fixed or based on any percentage calculations. Our board of directors will make all decisions determining the amount and timing of their compensation and, for the immediate future, Mr. Foster has elected not to receive any compensation as an officer and director due to the Company’s financial condition.

Equity Awards

Grants of Plan-Based Awards Table

None of our named executive officers received any Plan-Based Awards during the period ended May 31, 2025.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any Stock Options, or Restricted Stock Units during the period ended May 31, 2025.

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Outstanding Equity Awards at Fiscal Year-End

As of May 31, 2025 the Company has not issued any Equity Awards to its named executive officers. The Company and its Board of Directors may grant additional awards as it sees fit to its employees as well as key consultants.

Compensation of Directors

During our fiscal year ended May 31, 2025, and as of November 30, 2025, we did not provide compensation to any of our directors for serving as a director. We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to pay cash fees and/or issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Compensation Committee Interlocks and Insider Participation

Our board of directors is comprised solely of Jeff Foster and Kelly Kirchhoff. The board of directors performs the functions that would be performed by a compensation committee and will determine compensation to be paid to executive officers.

Compensation Committee Report

Our board of directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the board of directors recommended that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the fiscal year ended May 31, 2025. The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Report on Form 10-K and irrespective of any general incorporation language in such filing.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

On October 20, 2025, Marc Angell and Jacquie Angell (the “Sellers”) entered into a Purchase Agreement, as amended (the “Purchase Agreement”), with GetGolf.com, LLC (“GetGolf”), pursuant to which the Company acquired certain golf-related operating and technology assets in exchange for (i) the acquisition by GetGolf of certain ‘control shares’, and (ii) the divestment of certain legacy interests associated with the Company’s business operations, for an aggregate purchase price of $500,000, payable over a twelve (12) month period (the “GetGolf Transaction”).

Pursuant to the Purchase Agreement and related transaction documents, GetGolf acquired from Marc and Jacquie Angell:

(i)	200 shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carried 80% of the voting power of all classes of the Company’s voting stock at all times;

(ii)	that certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(iii)	666,700 shares of the Company’s common stock previously held by the Angell Family Trust, which shares were returned to the Company’s treasury and cancelled in connection with the transaction.

In connection with the consummation of the GetGolf Transaction:

•	On October 20, 2025, all outstanding 200 Series A Shares were returned to the Company’s treasury and simultaneously reissued in the aggregate to Jeff Foster and Kelly L. Kirchhoff, as follows: 67 Series A Shares to Mr. Foster, and 133 Series A Shares to Mr. Kirchhoff. Each of Mr. Foster and Mr. Kirchhoff the Company’s Board of Directors effective as of that date, and Mr. Foster was appointed Chairman of the Board and Chief Executive Officer.

•	As a result of the reissuance of the Series A Shares, Mr. Foster and Mr. Kirchhoff, collectively control 80% of the voting power of the Company’s outstanding capital stock. Through these governance changes and related arrangements, GetGolf, effectively obtained control over the Company and may unilaterally control the vote on all shareholder matters including the appointment of members of the Company’s Board of Directors.

•	Marc Angell resigned as Chief Executive Officer effective October 20, 2025 and entered into a transitional services agreement, pursuant to which he now serves as our Secretary, Treasurer and Chief Financial Officer for an initial 12-month term providing transitional, operational and strategic support for approximately 20 hours per month.

•	In connection with the Company’s strategic realignment, 100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell. This transfer included all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business.

•	GetGolf assigned and transferred to the Company all of its right, title, and interest in certain golf-related assets and businesses, including (i) “Stand By Golf,” a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, and enhance golfer engagement, and “(ii) Mountain Brook Golf Club, and Apache Creek Golf Club, each of which is a full-service, revenue-producing golf course, These assets position the Company to pursue a focused strategy centered on golf-related technology, operations, and lifestyle assets.

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Although the GetGolf Transaction occurred after the close of the fiscal year covered by this report, it represents a significant subsequent event that is expected to influence our ownership structure, governance, and forward-looking strategic direction. The historical business description below reflects our operations as of May 31, 2025, while the strategic narrative incorporates the expected impact of the GetGolf Transaction on a go-forward basis.

On September 20, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) to acquire 25% of the outstanding shares of SIMPLY WHIM, INC., a Wyoming corporation (hereafter, “SIMPLY WHIM”), in exchange for 666,666,668 shares of common stock (the “SIMPLYWHIM Common Stock”) of the Company and a promissory note in the face amount of Two Million dollars ($2,000,000) (such transaction is hereafter referred to as the “Exchange”). SIMPLY WHIM is a skin care health and beauty product development company. As a result of the Exchange, all of the SIMPLYWHIM Common Stock was issued to Jacquie Angell, the spouse of the Company’s CEO Marc Angell. This is considered a related party transaction.

Our office address is 7901 4th Street North, Suite 4887, St. Petersburg, Florida, 33702. The space is provided to us by Mr. Marc Angell, the Company’s Chief Financial Officer. Mr. Angell currently incurs no incremental costs as a result of our using the space; therefore, he does not charge us for its use. There is no written lease agreement.

On August 16, 2018 (the “Closing Date the Company entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, and The Marquie Group, Inc., a Utah corporation ("TMG"), pursuant to which the Company merged with TMG. The Company was the surviving corporation. Each shareholder of TMG received one (1) share of common stock of the Company for every one (1) share of TMG common stock held as of August 16, 2018. In accordance with the terms of the merger agreement, all of the shares of TMG held by TMG shareholders were cancelled, and 100,000 shares of common stock of the Company were issued to the TMG shareholders. A majority of these shares, 50,000 shares of common stock of the Company were issued to Marc and Jacquie Angell, affiliates of the Company. This is considered a related party transaction. The TMG merger will provide the Company with certain registered trademarks and intellectual property of TMG with respect to health, beauty and social networking products.

On November 9, 2016, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock from 2,000,000,000 to 10,000,000,000 shares and to amend the voting rights for the Series A Preferred Stock. As amended, each share of Series A Preferred Stock shall have voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding at the time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series A Preferred Stock issued and outstanding at the time of voting. The Series A Preferred Stock continues to have no conversion, liquidation, or dividend rights.

On March 4, 2016, the Board of Directors of Music of Your Life, Inc., a Florida corporation (the “Company”) issued all 200 previously authorized but unissued shares of Series A Preferred Stock (the “Preferred Stock”) to the Company’s sole officer and director Marc Angell. The Preferred Stock collectively holds at all times, 80% of the total voting power of the Company.

Corporate Governance and Director Independence.

The Company has not:

•	established its own definition for determining whether its directors and nominees for directors are "independent" nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be "independent" under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

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Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time.

As of the date hereof, the entire board serves as the Company’s audit committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is listed on the OTCQB under the symbol “TMGI”. We had approximately 2,263 registered holders of our common stock as of May 31, 2025. Registered holders do not include those stockholders whose stock has been issued in street name. The last reported price for our common stock on May 31, 2025 was $0.095 per share.

The following table reflects the high and low closing sales prices per share of our common stock during each calendar quarter as reported on the OTCQB, during the two fiscal years ended May 31, 2025 and the first and second quarters of fiscal year end May 2026:

Market Information

The Company’s common stock is currently quoted on the OTCQB Market under the symbol "TMGI".

The following table sets forth the high and low per share sales prices for our common stock for each of the quarters as reported by the OTC Markets.

Fiscal Year Ended May 31, 2026

	High	Low
Second quarter	$0.989	$0.015
First quarter	$0.10	$0.0071

Fiscal Year Ended May 31, 2025

	High	Low
Fourth quarter	$0.10	$0.10
Third quarter	$0.10	$0.10
Second quarter	$0.20	$0.20
First quarter	$0.10	$0.10

Fiscal Year Ended May 31, 2024

	High	Low
Fourth quarter	$0.10	$0.10
Third quarter	$0.10	$0.10
Second quarter	$0.02	$0.02
First quarter	$0.10	$0.001

The closing price of our common stock as reported on the OTC Markets on November 26, 2025, was $0.0829.

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Dividends

The Registrant has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition and other relevant factors. There are no restrictions that currently limit the Registrant’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

RECENT SALES OF UNREGISTERED SECURITIES

On October 20, 2025, Marc Angell and Jacquie Angell (the “Sellers”) entered into a Purchase Agreement, as amended (the “Purchase Agreement”), with GetGolf.com, LLC (“GetGolf”), pursuant to which the Company acquired certain golf-related operating and technology assets in exchange for (i) the acquisition by GetGolf of certain ‘control shares’, and (ii) the divestment of certain legacy interests associated with the Company’s business operations, for an aggregate purchase price of $500,000, payable over a twelve (12) month period (the “GetGolf Transaction”).

(i)	Two hundred (200) shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carry 80% of the total voting power of the Company’s outstanding voting securities;

(ii)	That certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(iii)	666,700 shares of the Company’s common stock held by the Angell Family Trust, which were returned to treasury at closing.

In connection with the Purchase Agreement:

•	The Series A Shares were immediately returned to treasury and reissued in the aggregate to Jeff Foster (67 shares) and Kelly L. Kirchhoff (133 shares), individuals designated by GetGolf;

•	Jeff Foster was appointed Chairman of the Board and Chief Executive Officer of the Company;

•	Kelly L. Kirchhoff was appointed to the Board of Directors; and

•	Marc Angell resigned as Chief Executive Officer and was appointed to serve as the Company’s Chief Financial Officer, Treasurer, and Secretary for an initial twenty-four-month term.

The Purchase Agreement also provides that:

•	Marc and Jacquie Angell retain all rights, title and interest in the trademarks, copyrights and other intellectual property associated with the “Music of Your Life” brand; and

•	Also pursuant to the Purchase Agreement, GetGolf assigned and transferred to the Company all rights, title and ownership interests including all associated intellectual property and related business interests in, a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, monetize unused tee times, and enhance golfer engagement, and “Mountain Brook Golf Club,” and “Apache Creek Golf Club.” Both of which are full-service, owned and operated revenue-producing golf courses, positioning the Company to build upon those golf-related assets as part of its future business strategy.

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

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From September 2023 through the date hereof, the Company has issued the following shares in satisfaction of outstanding convertible notes and other debt obligations:

Date	Shareholder	Shares Issued	Issuance Price	Reason for Issuance
8/22/2023	Sherry Sparks	36,876,500	0.00008	Partial Note Conversion
9/19/2023	Quick Capital LLC	44,000,000	0.00035	Partial Note Conversion
10/25/2023	Quick Capital LLC	40,000,000	0.0003	Partial Note Conversion
11/6/2023	Quick Capital LLC	43,636,363	0.000275	Partial Note Conversion
11/13/2023	Quick Capital LLC	47,963,636	0.000275	Partial Note Conversion
11/20/2023	Quick Capital LLC	50,334,690	0.000275	Partial Note Conversion
11/27/2023	Quick Capital LLC	53,400,000	0.0002	Partial Note Conversion
1/5/2024	Sherry Sparks	50,000,000	0.00008	Partial Note Conversion
1/10/2024	Sherry Sparks	52,000,000	0.00008	Partial Note Conversion
1/30/2024	Quick Capital LLC	74,900,000	0.0001	Partial Note Conversion
1/31/2024	Sherry Sparks	63,000,000	0.00008	Partial Note Conversion
2/2/2024	Quick Capital LLC	82,300,000	0.0001	Partial Note Conversion
2/22/2024	Quick Capital LLC	99,200,000	0.00005	Partial Note Conversion
2/23/2024	Sherry Sparks	91,000,000	0.00008	Partial Note Conversion
4/1/2024	Quick Capital LLC	106,600,000	0.00005	Partial Note Conversion
5/8/2024	Quick Capital LLC	122,000,000	0.00005	Partial Note Conversion

On September 26, 2022, The Marquie Group, Inc., a Florida corporation (the “Company”) entered into Exchange Agreements (collectively, the “Exchange Agreements”) pursuant to Section 3(a)(9) of the Securities Act of 1933 with existing noteholders (collectively, the “Noteholders”) of the Company and in respect to certain outstanding notes of the Company in the aggregate principal and interest amount of $160,340 (each an “Exchange Note”, collectively, the “Exchange Notes”). Pursuant to the Exchange Agreements, and in full settlement and exchange for the prior notes held by the Noteholders, the Company issued to each of the Noteholders a replacement Exchange Note in the exact principal amount of the Noteholders prior note, bearing interest at 12%, each convertible into shares of the Company’s common stock at $0.002 per share. Also on September 26, 2022, the Company issued an aggregate of 80,170,000 unrestricted shares of the Company’s common stock in conversion of the Exchange Notes in their entirety (the “Exchange Note Conversions”).

On September 20, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) to acquire 25% of the outstanding shares of SIMPLY WHIM, INC., a Wyoming corporation (hereafter, “SIMPLY WHIM”), in exchange for 666,666,668 shares of common stock (the “SIMPLYWHIM Common Stock”) of the Company and a promissory note in the face amount of Two Million dollars ($2,000,000) (such transaction is hereafter referred to as the “Exchange”). SIMPLY WHIM is a skin care product development company. As a result of the Exchange, all of the SIMPLYWHIM Common Stock was issued to Jacquie Angell, the spouse of the Company’s CEO Marc Angell. This is considered a related party transaction.

Effective June 28, 2022, the Company effectuated a 1 for 1,000 reverse split of the Company’s Common Stock (“Reverse Split”), meaning that each 1,000 shares of Common Stock is consolidated into 1 share of Common Stock following the reverse split, provided however, that fractional shares would be rounded up to the nearest whole share. Following the Reverse Split, the Company had 16,189,732 common shares issued and outstanding.

On August 16, 2018 (the “Closing Date”), Music of Your Life, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, and The Marquie Group, Inc., a Utah corporation ("TMG"), pursuant to which the Company merged with TMG. The Company was the surviving corporation. Each shareholder of TMG received one (1) share of common stock of the Company for everyone (1) share of TMG common stock held as of August 16, 2018. In accordance with the terms of the merger agreement, all of the shares of TMG held by TMG shareholders were cancelled, and 100,000 shares of common stock (as adjusted for the September 4, 2019, 1 share for 400 shares stock split) of the Company were issued to the TMG shareholders. A majority of these shares, 50,000 shares of common stock of the Company, were issued to Marc and Jacquie Angell, affiliates of the Company. This is considered a related party transaction. The TMG merger will provide the Company with access to certain registered trademarks and intellectual property with respect to health, beauty, and social networking products.

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None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 5,000,000,000 shares of Common Stock at a par value of $0.0001 per share and 20,000,000 shares of preferred stock as of October 20, 2025.

Common Stock

Our charter authorizes us to issue up to 5,000,000,000 shares of common stock. All shares of our common stock have equal rights as to earnings, assets, dividends and voting privileges. If and when we issue shares of common stock to the Selling Stockholder pursuant to the Equity Financing Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors.

Preferred Stock

Our charter authorizes us to issue up to 20,000,000 shares of preferred stock. 200 Series A Preferred shares are designated, issued and outstanding as of as of the date of this prospectus . Each share of Series A Preferred Stock has voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding at the time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series A Preferred Stock issued and outstanding at the time of voting. The Series A Preferred Stock continues to have no conversion, liquidation, or dividend rights.

Warrants

The Company has no warrants issued and outstanding.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our charter and under the Florida Business Corporation Act (hereafter, the “FBCA”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

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We intend to enter into indemnification agreements with certain of our current directors and officers. The indemnification agreement will indemnify the indemnitee to the fullest extent permitted by law, including against third-party claims and claims by or in right of the Company or any subsidiary or majority-owned partnership of the Company by reason of that person (including the advancement of expenses subject to certain conditions) (a) being a director, officer employee or agent of the Company, or of any subsidiary or majority-owned partnership of the Company or (b) serving at our request as a director, officer, employee or agent of another entity. If appropriate, we will be entitled to assume the defense of the claim with counsel selected by us and approved by the indemnitee (which approval may not be unreasonably withheld). Separate counsel employed by the indemnitee will be at his or her own expense unless (1) the employment of separate counsel has been previously authorized by us, (2) the indemnitee reasonably concludes there may be a conflict of interest or (3) we have not, in fact, employed counsel to assume the defense of such claim.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Florida Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Information concerning the financial information of the Registrant set forth under Item 9.01 of this Report is incorporated by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

On October 20, 2025, pursuant to the terms of the Purchase Agreement, the Company returned all 200 Series A Shares to treasury and simultaneously reissued in the aggregate all 200 Series A Shares to Jeff Foster (67) and Kelly Kirchhoff (133), the incoming Chief Executive Officer and Directors of the Company, for such consideration as described in Item 1.01 above.

Also on October 20, 2025, 666,700 shares of common stock held in the name of the Angell Family Trust were returned to treasury.

In connection with the foregoing, all of the parties are either “accredited investors” as defined pursuant to Rule 501 of Regulation D or have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of receiving the securities. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the sale of securities in connection with the Purchase Agreement was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

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ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On October 20, 2025, pursuant to the Purchase Agreement entered into between Marc and Jacquie Angell and GetGolf, GetGolf purchased of all 200 Series A Shares in exchange for $500,000 payable over 12 months. Following the sale of the Series A Shares, neither Marc or Jacquie Angell are individually or collectively, a controlling shareholder of the Company.

As of October 20, 2025, in connection with the Purchase Agreement described in Item 1.01 above, Jeff Foster, and Kelly Kirchhoff, due to their holdings of the Series A Shares, hold a controlling beneficial interest in the Company and, unless an event of default occurs in respect of the Purchase Agreement, may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Other than the transactions and agreements disclosed in this Report, the Registrant knows of no arrangements which may result in a change of control of the Registrant.

No officer, director, promoter or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options or otherwise.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 20, 2025, Marc Angell was replaced as the Chairman of the Board of Directors and as the Company’s Chief Executive Officer by Mr. Jeff Foster. Mr. Angell was subsequently appointed as the Company’s Chief Financial Officer, Secretary and Treasurer, and Kelly Kirchhoff was appointed to the Board of Directors. A summary of the background and business experience of each of Jeff Foster, Marc Angell and Kelly Kirchhoff is as follows:

Jeff Foster, 69, Chairman of the Board, Chief Executive Officer. Mr. Jeff Foster, age 69, has more than 25 years of experience in entrepreneurial business development, operations, and industry leadership across the automotive, telecommunications, hospitality, and golf sectors. Early in his career, he became the youngest licensed automobile wholesaler in the State of Florida and later established one of Arizona’s largest independent cellular communications companies during the expansion of mobile telecommunications in the 1980s.

Mr. Foster has extensive experience within the golf industry. He is the founder of Arizona Fairways Magazine, which became a leading regional golf publication and served as the Official Golf Guide of the Arizona Golf Association. He also founded Arizona Golf and Travel, including a marketing model that facilitated travel-related barter transactions between golf properties and advertisers. Mr. Foster served three terms as President of the Southwest Golf Media Association.

Most recently, in 2013, Mr. Foster founded GETGOLF, a technology platform designed to facilitate real-time tee-time access, golf travel planning, and networking opportunities for golfers and course operators. He has also served as the CEO of GETGOLF since inception

On October 20, 2025, Mr. Foster was appointed Chairman of the Board and Chief Executive Officer of The Marquie Group, Inc. There are no family relationships between Mr. Foster and any director or executive officer of the Company, and there are no arrangements or understandings pursuant to which he was selected as a director. In addition, Mr. Foster has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.\

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Marc Angell, 68, Chief Financial Officer, Treasurer and Secretary. Marc Angell, former Chief Executive Officer of The Marquie Group, Inc. from November 2012 through October 20, 2025, is the current Secretary, Treasurer and Chief Financial Officer of The Marquie Group, Inc. Mr. Angell’s career in media and broadcasting began in 1976 where he studied Broadcast Journalism at Columbia College in Hollywood, CA. After many years of working in the entertainment industry, Angell’s trajectory took a significant turn when he acquired the renowned "Music of Your Life" trademark in 2008. Since 1978, "Music of Your Life" has been a cornerstone of the Adult Standards music format, broadcasting throughout the United States and Canada, and holds the title as the longest running non-stop music radio broadcast in the world. In November 2012, Angell founded Music of Your Life, Inc., an entertainment company aimed at expanding the brand beyond radio into television programming, live concerts, internet radio, and merchandising. The brand, known for its celebrity announcers, has been featured in popular TV shows, movies, celebrity cruises, and Time Life music collections.

In January 1990 Mr. Angell founded Angellcom, a supplier and distributor of one-way paging devices in the U.S. where he remained CEO until 1999. Mr. Angell conceptualized, designed, and marketed one-way pagers for Angellcom that broke the traditional mold of pagers by offering them in multiple, vibrant colors. He also delivered the nation’s first alpha-numeric pager that sold for under $100. As a result, Angellcom became one of the largest suppliers of one-way pagers in North America.

During the 1990s, Mr. Angell was also involved in the land mobile radio business as a license holder and manager of 220MHz radio systems throughout the United States and Mexico. Angell became the first US citizen to hold a spectrum license in Mexico.

In 2000, Angell founded Planet Halo, a wireless telecommunications company where he served as CEO. There, he developed the "Halo," a wireless messaging device and software platform that offered a cost-effective alternative to the Blackberry. Under his leadership, Planet Halo launched the nation’s first wireless MESH system for marine use, providing wireless internet access to Ventura Harbor, California. In May 2004, he sold Planet Halo to Concierge Technologies, Inc., now known as Marygold, Inc. (NYSE: MGLD). Previously, Angell served as a director at Wireless Village, Inc., a telecommunications solutions provider, and at Concierge Technologies, Inc., a public company, from June 2004 to January 2008.

Angell was the creator, and first-to-market with the “iPad” trademark, the “HALO” trademark, and the “WINGS” trademark, all of which were successfully negotiated with their respective current owners.

Kelly L. Kirchhoff, 58, Director. Kelly L. Kirchhoff was appointed to the Board of Directors of The Marquie Group, Inc. on October 20, 2025. Mr. Kirchhoff currently serves as Chief Executive Officer of Digital Research Solutions Inc., bringing more than 36 years of experience in sales, marketing, and business management across multiple industries.

Early in his career, Mr. Kirchhoff founded and oversaw several privately held businesses before transitioning into financial services, where he served as a Financial Consultant with PaineWebber, UBS Financial Services, and Stifel Financial Corp. During his tenure in the securities industry, he earned recognition multiple times as a top-tier performer in client advisory and portfolio development.

Mr. Kirchhoff later joined Digital Research Solutions Inc., where he has served as the Chief Executive Officer since 2015. Under his leadership, the company established its first patent, advanced consumer-focused product development through multiple phases, and integrated artificial intelligence capabilities into its software platform. He has extensive experience in corporate oversight, strategic growth planning, team leadership, and financial management.

Mr. Kirchhoff has no familial relationships with any executive officer or director of The Marquie Group, Inc., and there are no related-party transactions requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Transglobal Management Group, Inc. (incorporated by reference to the 8-K filed with the Securities and Exchange Commission on December 19, 2025).
3.2	Amended and Restated Bylaws of Transglobal Management Group, Inc. (incorporated by reference to the 8-K filed with the Securities and Exchange Commission on December 19, 2025).
10.1	Amended and Restated Purchase Agreement by and between Marc and Jacquie Angell and GetGolf.com LLC dated December 8, 2025.
99.1

GetGolf.com LLC audited financial statements for the years ended May 31, 2025 and 2024. GetGolf.com LLC unaudited financial statements for the quarters ended August 31, 2025 and 2024. The Marquie Group, Inc. and GetGolf.com LLC proforma balance sheet for the period ended August 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marquie Group, Inc.

By:	/s/ Jeff Foster
Jeff Foster
Chief Executive Officer

Date: January 5, 2026

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